SECOND AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT

               THIS REVOLVING LOAN AND SECURITY AGREEMENT is dated as of December 31, 2000, and is by and among BALTEK CORPORATION, a Delaware corporation having its principal executive offices at 10 Fairway Court, Northvale, New Jersey 07647 ("Baltek") and CRUSTACEA CORPORATION, a Delaware corporation having its principal executive offices at 106 Stonehurst Court, Northvale, New Jersey 07647 ("Crustacea") (each a "Borrower" and collectively the "Borrowers") and SUMMIT BANK, a banking institution of the State of New Jersey having an office located at 250 Moore Street, Hackensack, New Jersey 07602 (the "Bank").

                               W I T N E S S E T H

         WHEREAS, the Borrowers and the Bank entered into a Revolving Loan and Security Agreement dated as of December 21, 1999, as amended by virtue of a certain First Amendment to Revolving Loan and Security Agreement dated as of September 30, 2000 (the "Loan Agreement") which Loan Agreement relates to a certain Revolving Credit Note of even date with the Loan Agreement, which note was amended by virtue of a certain Substitute Revolving Credit Note dated as of September 30, 2000 (the "Note"); and

         WHEREAS, the Borrowers have requested that the Bank: (a) increase the amount due on the Note to $16,500,000 Dollars and extend the maturity date of the Note and Loan Agreement through and including December 31, 2003; and (b) make available to the Borrowers an Equipment Line of Credit Note in the amount of $1,000,000 Dollars (the "Line of Credit Note"), evidenced by an Equipment Line of Credit Note of even date herewith; and

         WHEREAS, the Bank is willing to grant the Borrowers such extension and Line of Credit Note upon the condition that, among other things, the Borrowers duly execute this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

WITH RESPECT TO THE NOTE:

         1. Definitions. Except as otherwise defined herein, terms defined in the Loan Agreement shall have the same meaning when used herein.

         2. Amendment of Loan Agreement. The Loan Agreement is hereby amended as follows:

            (a). Section 1.1 is hereby amended so that the definition of "Maturity Date" with respect to the Note is hereby amended to mean December 31, 2003.
            (b). Section 1.1 of the Loan Agreement is hereby further amended to include the following:

         "Borrowing Base" shall mean at any time, an amount (in any event not less than zero) equal to: (i) the sum of: (A) eighty five (85%) percent of Eligible Accounts Receivable; and (B) in the case of Baltek, fifty (50%) percent of Eligible Inventory; and in the case of Crustacea, sixty (60%) percent of Eligible Inventory.

         "Borrowing Base Certificate" shall mean a full and complete certificate in the form approved by the Bank, certified as true and correct by the Borrower's President or Chief Financial Officer.

               "Eligible Account Receivable" shall mean an Account Receivable that meets all of the following requirements as of its date of invoice or other origination date and continues to meet the following requirements for all periods of time thereafter until collected:

            (i)  such  Account  Receivable   represents  a  complete  bona  fide
transaction which requires no further act under any circumstances on the part of the Borrower to make such Account Receivable payable by the Account Debtor;

            (ii) such domestic Account Receivable of Baltek shall not be unpaid more than ninety one (91) days from its date of invoice or other origination date, and in the case of Crustacea, all domestic accounts receivable less than 30 days past due with usual reserves;

            (iii) if applicable, the goods, the sale of which gave rise to such Account Receivable, were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a progress basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected; provided, however, that in the event any credit is granted by the Borrower, in the ordinary course of business, with respect to a portion of an Account Receivable, the amount of such Account Receivable which is not subject to such credit shall constitute an Eligible Account Receivable if the Account Receivable is otherwise an Eligible Account Receivable;

            (iv) such Account Receivable is not evidenced by chattel paper or an instrument of any kind;

            (v) the Account Debtor, with respect to such Account Receivable, is not, to the best of the Borrower's knowledge, insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, which might foreseeably have a materially adverse effect on the business of such Account Debtor or is not, in the reasonable discretion of Bank, deemed ineligible for credit for any other reason;

            (vi) if such Account Receivable arises from the performance of services, such services have been fully rendered and approved by the Account Debtor with respect thereto;

            (vii) to the best of the Borrower's knowledge, such Account Receivable (or portion thereof determined under subdivision (iii) above is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any (a) present, (b) contingent, and/or (c) no facts exist which are the basis for any future, offset or counterclaim or other defense on the part of such Account Debtor, including, without limitation, any account payable owing by the Borrower to such Account Debtor;

            (viii) such Account Receivable shall be subject to a valid and perfected first priority security interest in favor of the Bank;

            (ix) such Account Receivable is evidenced by an invoice or other documentation in form and substance acceptable to the Bank;

            (x) such Account Receivable is not subject to any provision prohibiting its assignment or requiring notice of, or consent to, such assignment;

            (xi) if applicable, the goods giving rise to such Account Receivable were not, at the time of the sale thereof, subject to any Lien, except Permitted Liens;

            (xii) if the Account Debtor with respect thereto is the United States or any department, agency or instrumentality thereof, such Account Receivable shall have been assigned to the Bank in full compliance with all applicable laws and regulations, including the Assignment in Claims Act of 1940, as amended;

            (xiii) the Account Debtor with respect thereto is domiciled within the United States of America or, if the Account Debtor with respect thereto is not domiciled within the United States of America, such Account Receivable is secured by credit insurance in form and substance satisfactory to the Bank in its sole and absolute discretion;

            (xiv) such Account Receivable does not arise out of any transaction with any affiliate of the Borrower or any Person under common control with the Borrower;

            (xv) such Account Receivable is not due from an Account Debtor where more than fifty (50%) percent of the total Accounts Receivable from such Account Debtor are not Eligible Accounts Receivable; and

            (xvi) such Account Receivable that does not exceed thirty (30%) percent of the aggregate total Accounts Receivable from all Account Debtors.

            "Eligible Inventory" shall mean Inventory, as reported monthly on a "first-in-first-out" basis, which is:

            (i) owned by a Borrower and not purchased or acquired on a consignment, approval or sale or return basis;

            (ii) subject to a valid and perfected first priority security interest in favor of the Bank;

            (iii) fully and adequately insured, with the Bank named as an additional insured and loss payee as provided herein;

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


            (iv) not unsalable, damaged or obsolete as the Bank shall reasonably determine;

            (v) located within or in transit to the continental United States at a location with respect to which the Bank shall have obtained a duly executed landlord's waiver or other such similar documentation, all in form and substance satisfactory to the Bank; and (vi) not aged more than one hundred eighty (180) days from its purchase date.

         "EBITDA" shall mean consolidated operating income, plus consolidated depreciation and amortization.

         "Intangible Assets" shall mean goodwill, patents, trademarks, tradenames, copyrights, franchises, experimental expenses, organization expenses, amortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes as well as deferred cultivation costs), the excess cost of shares over book value of related assets, and such other assets as are properly defined as "intangible assets" in accordance with generally accepted accounting principles.

         "Minimum Tangible Net Worth" shall mean net worth less intangible assets.

         "Net Worth" shall mean the excess of assets over liabilities.


         3. Substitute Note. Concurrently herewith, the Borrower shall execute and deliver to the Bank a Second Substitute Revolving Credit Note (the "Second
Substitute Note") which shall supersede, and be in substitution for, the original Revolving Credit Note dated as of December 21, 1999 as well as the Substitute Note dated as of September 30, 2000 (the "Original Note") executed and delivered pursuant to the provisions of paragraph 2 of the Loan Agreement and shall be the "Note" as defined and described in the Loan Agreement for all purposes. It is expressly agreed that the execution and delivery of such Second Substitute Note shall not evidence or represent a refinancing, repayment, accord or satisfaction or novation of the indebtedness evidenced by the Original Note.

         4. Representations and Warranties. In order to induce the Bank to enter into this Agreement and amend the Loan Agreement as provided herein, the Borrowers hereby represent and warrant to the Bank that:

            (a) Except as otherwise disclosed in writing to the Bank, all of the representations and warranties of the Borrowers set forth in the Loan Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if set at length herein.


            (b) No Default or Event of Default presently exists and is continuing on and as of the date hereof.

            (c) Except as otherwise disclosed in writing to the Bank, since the date of the Borrowers' most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrowers, and no event has occurred or failed to occur which has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrowers.

            (d) The Borrowers have full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other agreements, documents and instruments executed and delivered by the Borrowers to the Bank concurrently herewith or in connection herewith (collectively, the "Amendment Documents"); each Amendment Document to which the Borrowers are a party has been duly executed and delivered by the Borrowers and is the legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditor's rights generally.

            (e) The execution, delivery and performance of the Agreement Documents will not (i) violate any provision of any existing law, statute, rule regulation or ordinance (ii) conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or by-laws of the Borrowers or (b) any order, judgment, award or decree of any court, governmental

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

authority, bureau or agency, or (c) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrowers are a party or by which the Borrowers or any of their properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrowers.

            (f) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.

            (g) The Borrowers agree to pay to the Bank, in two (2) installments, the first due June 1, 2001 and the second due December 31, 2001, each in the the sum of $41,250.00 in reimbursement for all costs and expenses incurred by the Bank in connection with the Amendment Documents and the transactions contemplated therein, as well as an amount not exceeding Five Thousand ($5,000) Dollars for legal fees and costs associated with the Amendment Documents and an amount not to exceed five thousand ($5,000) Dollars for costs associated with any audit done by the Bank in connection with this loan.

WITH RESPECT TO THE LINE OF CREDIT NOTE

         1. All of the terms and conditions of the Loan Agreement are hereby specifically incorporated into, and made part of, the Line of Credit Note, and all of the terms and conditions of the Line of Credit Note are hereby specifically incorporated into, and made part of, the Loan Agreement. In the event of an inconsistency between the terms of the Loan Agreement and the Line of Credit Note, the terms of the Line of Credit Note shall control.

         2. Definitions. Except as otherwise defined herein, terms defined in the Loan Agreement shall have the same meaning when used herein.


         3.  Section  2.3 of the Loan  Agreement  is  amended to  provide:

         "The indebtedness of the Borrowers to the Bank with respect to the Advances made from time to time hereunder shall be evidence by: (a) a revolving credit note (the "Note"), made payable to the Bank, dated the date hereof, signed by the Borrowers and delivered to the Bank; and (b) an Equipment Line of Credit Note dated December 31, 2000 in the principal amount of $1,000,000 (the "Line of Credit Note"). All Advances made by the Bank to the Borrowers shall be noted by the Bank on the reverse side or last page of the Note and/or Line of Credit Note as indicated thereon, and the Bank is authorized to make such notations which shall be prima facia evidence of the principal amount outstanding thereunder at any time, provided, however, that any failure to make such a notation (or any errors in notation) shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Note or Line of Credit Note, which is and shall remain absolute and unconditional.

         4. Section 2.17 of the Loan Agreement shall not be applicable to the Line of Credit Note.

         5. Section 1.1 is hereby amended so that the definition of "Maturity Date" with respect to the Line of Credit Note is the one year anniversary thereof.

         6. Proceeds borrowed pursuant to the Line of Credit Note will be used for expenditures made within the continental United States Only.


WITH RESPECT TO BOTH THE NOTE AND LINE OF CREDIT NOTE:

         1. The definition of "Guarantor" in section 1.1 of the Loan Agreement is amended to include Baltek International Corporation and Baltek Mercosur, L.L.C.

         2. Section 2.1 of the Loan  Agreement is replaced  with the  following:
"Advances. From time to time, during the period from January 1, 2001 until the Maturity Date, provided no Default and/or Event of Default shall have occurred and be continuing (in which event the Bank shall have no obligation to make loans in accordance with the terms and provisions of the Loan Agreement), in the

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

manner hereinafter set forth, the Borrowers may borrow, repay and reborrow from the Bank and, upon request of the Borrowers and upon the terms and conditions contained herein as well in the Second Substitute Revolving Credit Note and Line of Credit Note, respectively, the Bank agrees to make loans to the Borrowers (a) under the Second Substitute Revolving Credit Note in such amounts which, when added to the outstanding principal amount of the Second Substitute Revolving Credit Note and Line of Credit Note theretofore made pursuant to this Agreement, will not exceed the Borrowing Base and (b) under the Line of Credit Note in such amounts which, when added to the outstanding principal amount of the Line of Credit Note, theretofore made pursuant to this Agreement, will not exceed One Million ($1,000,000) Dollars"

         3. Section 5.2 of the Loan Agreement is amended to provide that the proceeds made available to them pursuant to the terms of the Line of Credit Note shall be used to finance the purchase of equipment.

         4. Section 5.8 of the Loan Agreement is amended to add 5.8(iii) which provides: "A quarterly covenant compliance report."

         5. Section 5.10 of the Loan Agreement is amended to provide that Crustacea shall maintain, for the term of the Note, its credit insurance on all accounts receivable.

         6.  Section  5.13 of the Loan  Agreement  is  amended to  provide:

         The Borrowers shall not (a) sell, transfer, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (b) consolidate with or merge into any other corporation or permit any corporation to merge into it where the combined purchase value of such merger or acquisition is greater than $6,000,000 without the prior written consent of the Bank; (c) consolidate with or merge into any other corporation or permit any corporation to merge into it where the combined purchase value of such merger or acquisition is less than $6,000,000 unless (i) such Borrower is the surviving entity of such merger or consolidation, (ii) the Bank receives pro forma financial statements from an independent certified public accountant satisfactory to the Bank to reflect such merger or consolidation, and such pro forma statements set forth a Tangible Net Worth of the Borrowers which equals or exceeds the Tangible Net Worth of the Borrowers prior to such event, (iii) no Default or Event of Default shall occur as a result of and after giving effect to such event and (iv) the security interest of the Bank in the Collateral (and the priority position of the Bank with respect thereto) shall not be affected, diminished or impaired in any way.

         7. A new section (Section 5.23) of the Loan Agreement is added to provide:

         During the term of the Note, neither Borrower shall issue any dividends which, in the aggregate, exceed such Borrower's current year net income.

         8. A new section (Section 5.24) of the Loan Agreement is added to provide:

         Commencing January 1, 2001 and during the term of the Note, Baltek and its subsidiaries shall maintain a combined Minimum Tangible Net Worth of Thirty Three Million Five Hundred Thousand ($33,500,000) Dollars with annual step ups of One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars.

         9. A new section (Section 5.25) of the Loan Agreement is added to provide:

         Debt Service Coverage Ratio. Commencing January 1, 2001 and during the term of the Note, the Borrowers, on a consolidated basis, shall not cause, suffer or permit its Debt Service Coverage Ratio (as hereinafter defined) to be less than 1.25 to 1 measured quarterly, on a rolling four quarter basis. "Debt Service Coverage Ratio" shall mean the ratio of (i) EBITDA, less cash taxes, dividends and cash capital expenditures, to (ii) the sum of: (a) Current Portion of Long Term Indebtedness (as hereinafter defined) and (b) interest expense for the last twelve (12) months. "Current Portion of Long Term Indebtedness" shall mean that portion of the Obligor's Long Term Indebtedness due and payable within the last twelve (12) months, determined in accordance with generally accepted accounting principles.

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


         10. Baltek shall be entitled to guarantee loans made to Baltek SA and Baltek Limited which, in the aggregate, do not exceed $1,000,000 and to assist Baltek SA and Baltek Limited in obtaining such loans.

         11. No Change. Except as expressly set forth herein, all of the terms and provisions of the Loan Agreement shall continue in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                                     BALTEK CORPORATION



By:                                         By:
   ---------------------------------           ---------------------------------
   Ronald Tassello, Treasurer                  Name: Jacques Kohn
                                               Title:President



ATTEST:                                     CRUSTACEA CORPORATION


By:                                         By:
   ---------------------------------           ---------------------------------
   Ronald Tassello, Treasurer                  Name:Jacques Kohn
                                               Title: President